Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-189552) pertaining to the 2013 Stock Incentive Plan, Employee Stock Purchase Plan and 2008 Stock Plan of Receptos, Inc. of our report dated March 6, 2014, with respect to the consolidated financial statements of Receptos, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

San Diego, California
March 6, 2014